SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.  20549

SCHEDULE 13G
Under the Securities Exchange Act of 1934

Exhibit A

The Schedule 13G to which this attachment is appended is filed by U.S. Bancorp on behalf of the following subsidiary or subsidiaries listed below:

U.S. Bank National Association				BK
800 Nicollet Mall
Minneapolis, MN 55402

U.S. Bancorp Asset Management, Inc.			IA
800 Nicollet Mall
Minneapolis, MN  55402

U.S. Bank Trust National Association SD			BK
141 North Main Avenue
Sioux Falls, SD  57102